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                                                                  EXHIBIT 10.54


THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE LAW, AND MAY NOT BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (a) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION OR (b) SUCH TRANSACTION IS EXEMPT FROM REGISTRATION. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY ARE ALSO SUBJECT TO CERTAIN TRANSFER RESTRICTIONS AS SET FORTH IN THE ACME TELEVISION HOLDINGS, LLC LIMITED LIABILITY COMPANY AGREEMENT, DATED AS OF THE DATE HEREOF, AND A CERTAIN INVESTMENT AND LOAN AGREEMENT, DATED AS OF THE DATE HEREOF, BY AND AMONG THE COMPANY AND THE PARTIES IDENTIFIED ON THE SIGNATURE PAGES THERETO.


                              CONVERTIBLE DEBENTURE
                                DUE JUNE 30, 2008


$[        ]                                                       June 17, 1997
                                                          Boston, Massachusetts

         FOR VALUE RECEIVED, ACME TELEVISION HOLDINGS, LLC, a Delaware limited liability company (the "Maker"), promises to pay to [ ] (hereinafter called the "Payee"), or to its order, at its address [ ], the principal sum of [ ], together with interest in arrears on the unpaid principal balance from time to time outstanding from the date hereof until the entire principal amount due hereunder is paid in full at the rates provided in that certain Investment and Loan Agreement dated as of the date hereof by and among the Payee, the Maker and the other parties identified on the signature pages thereto (the "Agreement"). Principal shall be paid, and interest shall accrue and be paid, as provided in the Agreement.

         This Convertible Debenture due June 30, 2008 ("Debenture") is one of the Debentures (as defined in the Agreement) referred to in and issued pursuant to the Agreement, and is entitled to the benefits of, and is subject to, the terms and provisions of the Agreement, including, without limitation, the terms and provisions relating to payment and conversion of the Debentures. The outstanding principal amount of this Debenture shall be paid in full as provided in the Agreement and may only be prepaid in accordance with the provisions of the Agreement.

         In the event that the Payee or any subsequent holder of this Debenture shall exercise or endeavor to exercise any of its remedies hereunder or under the Agreement, the Maker shall pay on demand all reasonable costs and expenses incurred in connection therewith including, without limitation, reasonable attorneys' fees, and the Payee may take judgment for all such amounts in addition to all other sums due hereunder; provided, however, that any remedies hereunder or under the Agreement may only be exercised by a holder hereof in accordance with the terms of the Agreement.

         Except as otherwise specifically provided in the Agreement, the Maker, to the extent permitted by applicable law, waives presentment for payment, protest and demand, and notice of


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protest, demand and/or dishonor and nonpayment of this Debenture, and all other notices or demands otherwise required by law that the Maker may lawfully waive. No unilateral consent or waiver by the Payee with respect to any action or failure to act which, without consent or waiver, would constitute a breach by the Maker of any provision of this Debenture or the Agreement, shall be valid and binding unless in writing and signed by all required parties in accordance with Section 12.1 of the Agreement.

         Upon receipt of evidence satisfactory to the Maker of the loss, theft, destruction or mutilation of this Debenture and, in the case of any such loss, theft or destruction, upon delivery of indemnity satisfactory to the Maker, or in case of such mutilation, upon surrender and cancellation of this Debenture, the Maker will issue a new debenture, of like tenor, in lieu, and dated the date, of such lost, stolen, destroyed or mutilated Debenture.

         The rights and obligations of the Maker and all provisions hereof shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

         All agreements between the Maker and the Payee are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to the Payee for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest than the highest permissible rate under applicable law in effect as of the date hereof, then this Debenture shall be governed by such new law as of its effective date. If, from any circumstance whatsoever, fulfillment of any provision hereof or the Agreement at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstances the Payee should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest, and if the principal amount of this Debenture has been paid in full, shall be refunded to the Maker. This provision shall control every other provision of all agreements between the Maker and the Payee.



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         IN WITNESS WHEREOF, the Maker has caused this Debenture to be executed by its duly authorized representative as of the day and year first above written.


WITNESS:                                      ACME TELEVISION HOLDINGS, LLC


___________________________                   By:______________________________
                                                 Name:
                                                 Title:



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